UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2005

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5720

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.02. Results of Operations and Financial Condition.

On February 22, 2005, Harvest Natural Resources, Inc. ("Harvest") issued a Press Release (the "Press Release") providing results for the fourth quarter and 2004. The Press Release contains information regarding Harvest’s discretionary cash flow, a non-GAAP financial measure which Harvest’s management believes provides useful information to investors regarding the net cash provided by operating activities without regard to the changes in the operating assets and liabilities. These changes are short-term in nature and can fluctuate based on the activities within a single reporting period. The Press Release includes a reconciliation of the differences between discretionary cash flow and net cash provided by operating activities.
The foregoing is qualified by reference to the Press Release which is furnished as an exhibit to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Press release dated February 22, 2005, providing results of operations for the fourth quarter and 2004.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

February 22, 2005	By:	Kerry R. Brittain

Name: Kerry R. Brittain
Title: Senior Vice President and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press release dated February 22, 2005 providing results of operations for the fourth quarter and year end 2004.